EXHIBIT 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

Four Embarcadero Center, 22nd Floor

San Francisco, California 94111

May 28, 2014

Renewable Energy Group, Inc.

416 South Bell Ave

Ames, Iowa 20010

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Renewable Energy Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933 (the “Act”) of the following securities of the Company having an aggregate initial public offering price of up to $23,750,000: (a) shares (the “Shares”) of common stock, par value $.0001 per share (“Common Stock”), (b) shares of preferred stock, par value $.0001 per share (“Preferred Stock”), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (d) debt securities (“Debt Securities”), (e) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination thereof (“Warrants”) and (f) rights to purchase Common Stock or Preferred Stock (“Rights”). The Shares, Preferred Stock, Depositary Shares, Debt Securities and Warrants are collectively referred to herein as the “Securities.” The Debt Securities will be issued under an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-186822), filed with the Commission on February 25, 2013, and declared effective by the Commission on April 10, 2013 (the “Related Registration Statement”), including the prospectus that forms a part of the Related Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. In such review, we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee, where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, depositary or transfer agent, and the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that

•	With respect to the Shares, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering Shares and related matters and when such Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Shares (including any Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

•	With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock with the Secretary of State of the State of Delaware, and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

•	With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

•	With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

•	With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

•	With respect to any of the Rights, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a rights agent (a “Rights Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Rights, the terms of the offering of such Rights, and related matters, (c) the Rights certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Rights Agreement, and (d) such Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Rights Agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) requirements of reasonableness, good faith, fair dealing and materiality.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any Prospectus Supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP